      As filed with the Securities and Exchange Commission on May 19, 1998

                        Registration No. ________________
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                         -------------------------------

                            CROGHAN BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                OHIO                                    31-1073048
    (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

                     323 Croghan Street, Fremont, Ohio 43420
           (Address of Principal Executive Offices Including Zip Code)

                            THE CROGHAN COLONIAL BANK
                           401(k) PROFIT SHARING PLAN
                            (Full Title of the Plan)

                                 Thomas F. Hite
                      President and Chief Executive Officer
                            Croghan Bancshares, Inc.
                               323 Croghan Street
                               Fremont, Ohio 43420
                     (Name and Address of Agent For Service)

                                 (419) 332-7301
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================================
                                    Proposed                  Proposed
Title of                            Maximum                   Maximum Aggregate    Amount of
Securities to     Amount to be      Offering Price            Offering             Registration
be Registered     Registered        Per Share (2)             Price (2)            Fee
------------------------------------------------------------------------------------------------
Common Shares,     5,000             $50.84                   $ 254,200            $ 74.99
$12.50 par value
per share
================================================================================================

(1) Pursuant to Rule 416(c) of the Securities Act of 1993 ("Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Croghan Colonial Bank 401(k) Profit Sharing Plan (the "Plan").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraph (h) of Rule 457 under the Securities Act, on the basis of the book value of such securities computed as of May 15, 1998.

         This document contains 9 pages. The Exhibit Index appears on page 7.

                                     Part II

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents previously filed by Croghan Bancshares, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (1)      the Registrant's Annual Report on Form 10-K for the
                    fiscal year ended December 31, 1997;

                  (2)      the Registrant's Quarterly Report on Form 10-Q for
                    the quarter ended March 31, 1998; and

                  (3)      the description of the Registrant's Common Shares,
                    par value $12.50 per share (the "Common Shares") contained in the Registration Statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") for purposes of registering such securities thereunder, and any amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant and/or by The Croghan Colonial Bank 401(k) Profit Sharing Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 13(E) of the Ohio General Corporation Law, Ohio Revised Code ss.1701.13(E), empowers Ohio corporations, subject to certain limitations, to indemnify their directors, officers, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any pending or threatened action, suit or proceeding relating to services for or at the request of the corporation if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification for pending or threatened actions by or in the right of the corporation itself is prohibited for certain claims and is subject to certain additional conditions where the indemnified person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Article III, Section 8, of the Registrant's Code of Regulations restates such statutory indemnification provisions in mandatory terms for directors, officers, employees and agents of the Corporation.

         The Registrant is also authorized under Ohio General Corporation Law and its Code of Regulations to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant against any liability asserted against and incurred by him or her in any such capacity, whether or not the Registrant could have indemnified such person against such liability under the provisions of the Ohio General Corporation Law. Pursuant to such authority, commencing April 1, 1992, the Registrant has obtained directors' and officers' liability insurance that will pay, subject to policy limitations and retentions, for loss arising from any claim against a director or officer of the Registrant or its subsidiary, The Croghan Colonial Bank by reason of a wrongful act done in his or her respective capacity, including breaches of duty, neglect, errors, misstatements, misleading statements and omissions. An act brought about or contributed to by dishonesty is excluded, as is an accounting for profits made from the purchase or sale of the Corporation's securities within the meaning of Section 16(b) of the Exchange Act.

Item 7.  Exemption from Registration Claims
         ----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

         4.1 Amended Articles of Incorporation of the Registrant (previously filed as Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997 and incorporated herein by reference).

         4.2 Amended Code of Regulations of the Registrant (previously filed as Exhibit 2 to the Registrant's Registration Statement on Form 10 pursuant to Section 12(g) of the Exchange Act and incorporated herein by reference).

         5.1      Opinion as to the legality of the securities being registered.

        23.1      Consent of Independent Auditor.

        23.2 The consent of counsel concerning use of the legal opinion as an exhibit to this Registration Statement is included in the opinion filed herewith as Exhibit 5.

In lieu of an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the undersigned Registrant provides the following undertaking. The Registrant has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and undertakes to make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of Ohio, on May 12, 1998.


                                       CROGHAN BANCSHARES, INC.


                               By:    /s/ Thomas Hite
                                    -----------------------------------------
                                     President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 12, 1998.

         Signature                                Title                            Date
         ---------                                -----                            ----

/s/ Thomas Hite                     Director, President and Chief               May 12 1998
--------------------------          Executive Officer
Thomas F. Hite                      (Principal Executive Officer)


/s/ Allan E. Mehlow                 Vice President and                          May 12,1998
--------------------------          Treasurer
Allan E. Mehlow                     (Principal Financial and
                                    Accounting Officer)


/s/ Albert C. Nichols               Chairman of the Board                       May 12, 1998
---------------------------
Albert C. Nichols

/s/ Janet E. Burkett                Director                                    May 12, 1998
---------------------------
Janet E. Burkett

/s/ John P. Keller                  Director                                    May 12, 1998
---------------------------
John P. Keller

/s/ Stephen A. Kemper               Director                                    May 12, 1998
---------------------------
Stephen A. Kemper

/s/ Daniel W. Lease                 Director                                    May 12, 1998
---------------------------
Daniel W. Lease

/s/ Robert H. Moyer                 Director                                    May 12, 1998
---------------------------
Robert H. Moyer

/s/ K. Brian Pugh                   Director                                    May 12, 1998
---------------------------
K. Brian Pugh

/s/ Clemens J. Szymanowski          Director                                    May 12, 1998
---------------------------
Clemens J. Szymanowski

/s/ J. Terrence Wolfe               Director                                    May 12, 1998
---------------------------
J. Terrence Wolfe

/s/ Claude E. Young                 Director                                    May 12, 1998
---------------------------
Claude E. Young

/s/ Gary L. Zimmerman               Director                                    May 12, 1998
---------------------------
Gary L. Zimmerman

         The Plan. Pursuant to the requirement of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of Ohio, on the 12th day of May, 1998.





                                          THE CROGHAN COLONIAL BANK
                                          401(k) PROFIT SHARING PLAN

                                          By:  Plan Administrative Committee


                                           /s/ Margaret V. Ramirez
                                          ------------------------
                                          Margaret V. Ramirez


                                          /s/ David M. Sabo
                                          ------------------------
                                          David M. Sabo


                                          /s/ James K. Walter
                                          ------------------------
                                          James K. Walter


                                          /s/ Josephine L. Weyer
                                          ------------------------
                                          Josephine L. Weyer



                                  EXHIBIT INDEX
                                  -------------


EXHIBIT                             DESCRIPTION                                              PAGE NO.
-------                             -----------                                              --------

 4.1        Amended Articles of Incorporation of the Registrant (previously
            filed as Exhibit 3(i) to the Registrant's Quarterly Report on               Incorporated herein
            Form 10-QSB for the quarter ended June 30, 1997 and incorporated             by reference
            herein by reference).

 4.2        Amended Code of Regulations of the Registrant (previously filed as          Incorporated herein by
            Exhibit 2 to the  Registrant's Registration Statement on Form 10            reference
            pursuant to Section 12(g) of the Exchange Act and incorporated herein by reference).

 5.1        Opinion as to the legality of the securities being registered.                      8

23.1        Consent of Independent Auditor.                                                     9

23.2        The  consent  of  counsel  concerning  use of the legal  opinion as                 8
            an exhibit to this Registration Statement is included in the opinion filed herewith as Exhibit 5.





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